SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series VIII
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
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[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TO: [IP name]

FROM: [inside wholesaler name]

Subject: Important performance adjustments update

Recently, you received notification that Fidelity filed a proposal with the SEC to add performance adjustments to several Fidelity Advisor Funds. Your shareholders will soon receive a Proxy mailing regarding the proposal - and they may have questions.

To help you anticipate and address shareholder concerns, we've put together a list of answers to commonly asked questions regarding performance adjustments. Click on the link below to read through the Q&A. Then, if you have additional questions or would like more information, please call me.

(Link to afc page with Q&A)

Sincerely,

(auto signature info with contact information)

Not FDIC insured. May lose value. No bank guarantee.

Not NCUA or NCUSIF insured. May lose value. No credit union guarantee.

For investment professional use only. Not for distribution to the public in oral or written form.

Before investing, have your client consider the funds' investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus containing this information. Have your client read it carefully.

Fidelity Investments Institutional Services Company, Inc., 82 Devonshire Street, Boston, MA 02109

458233.1.0 1.845753.100